Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of the 16th day of August, 2002, by and among TELS
Corporation, a Utah corporation ("TELS"); TELS Merger, Co., a wholly owned subsidiary of TELS formed or to be formed under the laws of Minnesota ("Merger Co"); and Strategic Futures and Options, Inc., a Minnesota corporation ("Strategic"); based on the following:

                                    Recitals

         The parties desire to enter into this agreement to set forth the terms and conditions of the corporate reorganization pursuant to which Merger Co. will be merged with and into Strategic, with Strategic being the surviving entity, and the issued and outstanding shares of capital stock of Strategic will be converted into shares of TELS Common Stock. The merger of Merger Co. with and into Strategic and the issuance of TELS Common Stock are for the purpose of effecting a tax-free reorganization pursuant to Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    Agreement

         NOW, THEREFORE, in consideration of the mutual covenants to be performed and benefits to received under this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, TELS, Merger Co. and Strategic agree as follows:

                                    ARTICLE I

                                     MERGER

         1.01 The Merger. At the Effective Time (as defined herein) and subject to and upon the terms and conditions of this Agreement and in accordance with the Minnesota Business Corporation Act, Merger Co. shall be merged with and into Strategic and the separate corporate existence of Merger Co. shall cease. Strategic shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation ") in the Merger, and as of the Effective Time shall be a wholly owned subsidiary of TELS. In connection with the Merger, the issued and outstanding shares of Strategic Common Stock shall be converted into shares of TELS Common Stock in the manner provided herein.

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         1.02. The Closing; Effective Time.

         (a) The closing of the Merger (the "Closing ") shall take place (i) at a mutually agreeable time and place in Salt Lake City, Utah within five business days following the date on which the last to be satisfied or waived of the conditions set forth in Articles IV and V (other than those conditions that by their nature are to be satisfied at the Closing) shall be satisfied or waived in accordance with this Agreement (the "Closing Date ").

         (b) On the Closing Date, TELS, Merger Co. and Strategic shall cause articles of merger with respect to the Merger to be properly executed, and filed with the Secretary of State of the State of Minnesota. The Merger shall become effective at such time as the articles of merger shall be duly filed with the Secretary of State of Minnesota, or at such later time reflected in such articles of merger as shall be agreed upon by TELS and Strategic (the time that the Merger becomes effective, the "Effective Time ").

         Section 1.03. Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise the Surviving Corporation's right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

         Section 1.04. Articles of Incorporation; Bylaws; Directors and Officers of the Surviving Corporation. Unless otherwise agreed by TELS and Strategic prior to the Closing, at the Effective Time:

                  (a) The Articles of Incorporation of Strategic (the "Strategic Articles of Incorporation") as in effect immediately prior to the Effective Time shall be at and after the Effective Time (until amended as provided by law and by such Articles of Incorporation) the articles of incorporation of the Surviving Corporation.

                  (b) The Bylaws of Strategic as in effect immediately prior to the Effective Time shall be at and after the Effective Time (until amended as provided by law, its Articles of Incorporation and its Bylaws, as applicable) the Bylaws of the Surviving Corporation;

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                  (c)  The  officers  of  Strategic  immediately  prior  to  the
         Effective Time shall continue to serve in their respective offices of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal; and

                  (d) The directors of Strategic immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

         Section 1.05. Manner and Basis of Converting Stock. The manner and basis of converting the shares of capital stock of Strategic and Merger Co., by virtue of the Merger and without any action on the part of any holder thereof, shall be as set forth in this Section 1.05.

                  (a) Subject to the terms and conditions of this Agreement, each share of Strategic Common Stock issued and outstanding immediately prior to the Effective Time and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into the right to receive one share of TELS Common Stock, par value $0.02, for an aggregate of Eighteen Million Five Hundred Thousand One Hundred Thirty-Three (18,500,133) TELS Shares being issued to the Strategic shareholders as a result of the Merger; provided, that any "Dissenting Shares" of Strategic shall receive payment from Strategic in lieu of such shares of TELS Common Stock in accordance with the provisions of the Minnesota Business Corporation Act. Dissenting Shares means any shares of Strategic for which the holder thereof has exercised his or her dissenters' rights under the Minnesota Business Corporation Act.

                  (b) Except as otherwise provided herein, commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of Strategic Common Stock shall evidence the right to receive the number of whole shares of TELS Common Stock on the basis set forth in subparagraph (a) above. Upon the surrender by the holders of Strategic Common Stock to TELS' transfer agent and registrar of their Strategic stock certificates, together with the investment representation letter described in Section 6.05(a) and all other documents and materials reasonably required by such transfer agent to be delivered in connection therewith, the holders of the Strategic Common Stock shall be entitled to receive a certificate or certificates representing the number of whole shares of TELS Common Stock to which they are entitled. No scrip or fractional share certificates for TELS Common Stock will be issued and any fractional share shall be rounded to the nearest whole share.

                  (c) At the Effective Time, each share of common stock of Merger Co. issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of TELS, forthwith cease to exist and be converted into one validly issued, fully paid and nonassessable share of Strategic Common Stock.

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                  (d) If between the date of this  Agreement  and the  Effective
         Time, the outstanding shares of TELS Common Stock or Strategic Common Stock shall be changed into a different number of shares by reason of any stock split, combination of shares, or if any dividend payable in stock shall be declared thereon with a record date within such period, the exchange ratio shall be appropriately adjusted to provide the holders of Strategic Shares the same economic effect as contemplated by this Agreement prior to such event.

         1.06 Closing Events.

                  (a) TELS Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, TELS shall deliver to Strategic at Closing all the following:

                           (i) A  certificate  of good  standing  from  the Utah
                  Division of Corporations and Commercial Code, issued as of a date within five days prior to the Closing Date, certifying that TELS is in good standing as a corporation in the State of Utah;

                           (ii) Incumbency and specimen  signature  certificates
                  dated the Closing Date with respect to the officers of TELS executing this Agreement and any other document delivered pursuant hereto on behalf of TELS;

                           (iii) Copies of the resolutions of TELS's board of directors authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of TELS as of the Closing Date;

                           (iv) The  certificate  contemplated  by Section 4.01,
                  duly executed by the president of TELS;

                           (v) The  certificate  contemplated  by Section  4.02,
                  dated the Closing Date, signed by the president of TELS; and

                           (vi) Certificates for the TELS Shares registered in the names of the Strategic Shareholders or, in lieu thereof, irrevocable transfer instructions to TELS' transfer agent and registrar irrevocably instructing it to issue the TELS Shares to the Strategic Shareholders.

        In addition to the above deliveries, TELS shall take all steps and actions as Strategic may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

                  (b) Strategic's Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, Strategic shall deliver to TELS at Closing all the following:

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                           (i) A certificate of good standing from the secretary
                  of state of Minnesota, issued as of a date within five days prior to the Closing Date certifying that Strategic is in good standing as a corporation in the State of Minnesota;

                           (ii) Incumbency and specimen  signature  certificates
                  dated the Closing Date with respect to the officers of Strategic executing this Agreement and any other document delivered pursuant hereto on behalf of Strategic;

                           (iii) Copies of the resolutions of Strategic's  board
                  of directors and shareholders authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Strategic as of the Closing Date;

                           (iv) The  certificate  contemplated  by Section 5.01,
                  executed by the chief executive officer of Strategic; and

                           (v) The  certificate  contemplated  by Section  5.02,
                  dated the Closing Date, and signed by the chief executive officer of Strategic.

In addition to the above deliveries, Strategic shall take all steps and actions as TELS may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

         1.07 Effect of Merger. On the Effective Date of the merger, Strategic and Merger Co. shall cease to exist separately, and Merger Co. shall be merged with and into Strategic, the Surviving Corporation, in accordance with the provisions of this Agreement and the Articles of Merger, and in accordance with the provisions of and with the effect provided in the corporation laws of the State of Minnesota. Strategic, as the Surviving Corporation, shall posses all the rights, privileges, franchises, and trust and fiduciary duties, powers, and obligations, of a private as well as of a public nature, and be subject to all the restrictions, obligations, and duties of each of Strategic and Merger Co.; all property, real, personal, and mixed, and all debts due to either Strategic or Merger Co. on whatever account, and all other things belonging to each of Strategic and Merger Co. shall be vested in Strategic, all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter the property of Strategic as they were of Strategic and Merger Co.; the title to any real estate, whether vested by deed or otherwise, in either Strategic or Merger Co. shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens on any property of either Strategic or Merger Co. shall be preserved unimpaired, and all debts, liabilities, and duties of Strategic and Merger Co. shall thenceforth attach to Strategic and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by Strategic.

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         1.08     Termination

                  (a) This Agreement may be terminated by the board of directors of either TELS or Strategic at any time prior to the Closing Date if:

                           (i) There shall be any actual or threatened action or
                  proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

                           (ii) Any of the transactions  contemplated hereby are
                  disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange.

         In the event of termination pursuant to this paragraph (a) of Section 1.08, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

                  (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of TELS if (i) Strategic shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Strategic contained herein shall be inaccurate in any material respect or (ii) there has been any material adverse change in the business or financial condition of Strategic. In the event of termination pursuant to this paragraph (b) of this section 1.08, no obligation, right, remedy, or liability shall arise hereunder, except that Strategic shall reimburse TELS for all costs and expenses actually incurred by it in connection with this Agreement, which were incurred from and after the date hereof.

                  (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Strategic if (i) TELS shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of TELS contained herein shall be inaccurate in any material respect, or (ii) there has been any adverse

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         change in the business or financial  condition of TELS. In the event of termination pursuant to this paragraph (c) of this section 1.08, no obligation, right, remedy, or liability shall arise hereunder except that TELS shall reimburse Strategic for all costs and expenses actually incurred by it in connection with this Agreement, which were incurred from and after the date hereof.

                                   ARTICLE II
               REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TELS

         As an inducement to, and to obtain the reliance of Strategic, TELS and Merger Co. represent and warrant as follows:

         2.01 Organization.

                  (a) TELS is, and will be on the Closing  Date,  a  corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of TELS's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

                  (b) Merger Co. will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and will have the corporate power and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Merger Co.'s articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

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         2.02  Approval  of  Agreement.  TELS and  Merger Co.  have full  power, authority, and legal right and have taken, or will take, all action required by law, their articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors and shareholders, where required, of TELS and Merger Co. have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to compliance with state and federal corporate and securities laws.

         2.03 Capitalization. The authorized capitalization of TELS consists of 50,000,000 shares of common stock, $0.02 par value, of which 4,191,819 shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $1.00, none of which is issued and outstanding. The authorized capitalization of Merger Co. consists of 10,000 shares, $0.001 par value, of which 100 shares are issued and outstanding. All issued and outstanding shares of TELS and Merger Co. are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other distributions due or payable with respect to any of the shares of capital stock of TELS or Merger Co.

         2.04. SEC Reports; Financial Statements.

                  (a) TELS has filed all forms, reports and documents (including all Exhibits, Schedules and Annexes thereto) required to be filed by it with the SEC since it became subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, including any amendments or supplements thereto (collectively, including any such forms, reports and documents filed after the date hereof, the "TELS SEC Reports "), and, with respect to the TELS SEC Reports filed by TELS after the date hereof and prior to the Closing Date, will deliver or make available to Strategic all of its TELS SEC Reports in the form filed with the SEC. The TELS SEC Reports (i) were (and any TELS SEC Reports filed after the date hereof will be) in all material respects prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and
         (ii) as of their respective filing dates, did not (and any TELS SEC Reports filed after the date hereof will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Closing Date, TELS shall be current in the filing of the TELS SEC Reports.

                  (b) Included in Schedule 2.04 are (i) the audited balance sheets of TELS as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal years ended December 31, 2001 and 2000, including the notes thereto, and the accompanying report of Tanner & Co., independent certified public accountant, and (ii) the unaudited balance sheet of TELS as of June 30, 2002, and the related statements of operations, stockholders' equity (deficit), and cash flows for the three months ended June 30, 2002, together with the notes thereto and

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         representations  by the principal  accounting and financial  officer of
         TELS  to  the  effect  that  such  financial   statements  contain  all
         adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated and such unaudited financial statements shall not reflect any material changes since December 31, 2001.

                  (c) The  financial  statements of TELS  delivered  pursuant to
         Section 2.04(b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The TELS financial statements present fairly, in all material respects, as of their respective dates, the financial condition of TELS. TELS did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statement or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of TELS in accordance with generally accepted accounting principles.
         The statements of operations and cash flows present fairly the financial position and result of operations of TELS as of their respective dates and for the respective periods covered thereby.

                  (d) TELS has filed all tax returns required to be filed by it from inception to the Closing Date. TELS has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of TELS, except to the extent reflected on such balance sheet and adequately provided for therein, which are not yet due and payable. Proper and accurate amounts of taxes have been withheld by or on behalf of TELS with respect to all material compensation paid to employees of TELS for all periods ending on or before the date hereof, and all deposits required with respect to compensation paid to such employees have been made, in compliance with the provisions of all applicable federal, state, and local tax and other laws. TELS has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on TELS, its financial condition, its business as presently conducted or proposed to be conducted, or any of its properties or material assets. None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. There are no tax liens upon any of the assets of TELS. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of TELS.

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                  (e) The books and records,  financial and  otherwise,  of TELS and Merger Co. are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of TELS and Merger Co., and TELS and Merger Co. have maintained a system of internal accounting
        controls   sufficient  to  provide   reasonable   assurances   that  (i)
        transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as
        necessary  to  permit  the   preparation  of  financial   statements  in
        conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

         2.05 Outstanding Warrants and Options. TELS and Merger Co. have no existing warrants, options, calls, or commitments of any nature relating to the authorized and unissued shares of TELS or Merger Co. Common Stock, except that TELS has outstanding common stock purchase options entitling the holders to purchase 131,500 shares of TELS common stock at exercise prices ranging from $0.13 to $0.60 for terms expiring from April 18, 2003 to August 11, 2010.

         2.06 Information. The information concerning TELS and Merger Co. set forth in this Agreement and the schedules delivered by TELS pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. TELS and Merger Co. shall cause the schedules delivered by them pursuant hereto and the instruments delivered to Strategic hereunder to be updated after the date hereof up to and including the Closing Date.

         2.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since June 30, 2002:

                  (a) There has not been (i) any adverse change in the business, operations, properties, level of inventory, assets, or condition of TELS or (ii) any damage, destruction, or loss to TELS (whether or not covered by insurance) adversely affecting the business, operations, properties, assets, or condition of TELS;

                  (b) TELS has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of TELS; (iv) made any change in its method of management, operation, or accounting; (v) entered into any other transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination payment to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) established any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

                  (c) TELS has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent TELS balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of TELS; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

                  (d) To the best knowledge of TELS, it not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of TELS.

         2.08 Title and Related Matters. Except as provided herein or disclosed in the TELS balance sheet and the notes thereto, TELS has good and marketable title to all of its properties, inventory, interests in properties, and assets, which are reflected in the most recent TELS balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties.

         2.09 Litigation and Proceedings. Except as disclosed in the TELS Schedules, there are no actions, suits, or administrative or other proceedings pending or threatened by or against TELS or adversely affecting TELS or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. There is no default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

         2.10 Contracts. Except as included or described in Schedule 2.10:

                  (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which TELS is a party by which it or any of the properties of TELS are bound;

                  (b) All contracts, agreements, franchises, license agreements, and other commitments to which TELS is a party or by which its properties are bound and which are material to the operations or financial condition of TELS are valid and enforceable by TELS in all material respects;

                  (c) TELS is not a party to or bound by, and its properties are not subject to, any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as TELS can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of TELS; and

                  (d) TELS is not a party to any oral or written (i) contract for the employment of any officer, director, or employee which is not terminable on 30 days (or less) notice; (ii) profit-sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guarantee of any obligation, other than one on which TELS is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of TELS or any subsidiary; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

         2.11 Material Contract Defaults. TELS is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of TELS, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which TELS has not taken adequate steps to prevent such a default from occurring.

         2.12  No  Conflict  With  Other  Instruments.  The  execution  of  this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any indenture, mortgage, deed of trust, or other contract, agreement, or instrument to which TELS is a party or to which any of its properties or operations are subject.

         2.13 Compliance With Laws and Regulations. TELS has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of TELS or except to the extent that noncompliance would not result in the occurrence of any material liability for TELS. To the best knowledge of TELS, the consummation of the transactions contemplated by this Agreement will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

         2.14 Governmental Authorizations. TELS has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by TELS of this Agreement and the consummation by TELS of the transactions contemplated hereby.

         2.15 Subsidiaries and Predecessors. TELS does not own, beneficially or of record, any equity securities in any other entity except for Merger Co. which is a wholly owned subsidiary formed for the sole purpose of completing the transactions set forth herein. TELS does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

         2.16 Insurance. TELS currently has no significant insurable properties and does not carry insurance on such properties.

         2.17 Employee Relations. TELS has complied in respect of its business in all material respects with all applicable laws, rules, and regulations that relate to prices, wages, hours, harassment, disabled access, and discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. TELS has no outstanding liabilities or obligations with respect to any employee benefit or retirement plan. TELS believes that its relationship with its employees is satisfactory.

         2.18 TELS Schedules. TELS has delivered to Strategic the following schedules, which are collectively referred to as the "TELS Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of TELS as complete, true, and accurate:

                  (a)  A  schedule   including   copies  of  the   articles   of
         incorporation and bylaws of TELS in effect as of the date of this Agreement;

                  (b) A schedule containing copies of resolutions adopted by the board of directors and shareholders of TELS and Merger Co., where required, approving this Agreement and the transactions herein contemplated;

                  (c) A schedule setting forth TELS' annual report on Form 10-KSB for the years ended December 31, 2001 and 2000, and its quarterly reports on Form 10-QSB for each fiscal quarter in 2001 and the first two fiscal quarters of 2002, which include the financial statements required pursuant to Section 2.04(b) hereof; and

                  (d) A schedule setting forth a list of all outstanding stock options of TELS, including the grantee, number of options granted, exercise price, expiration date, plan under which granted, and a description of any other material terms of such stock options.

                  (e) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of TELS since the most recent TELS balance sheet, required to be provided pursuant to Section 2.07 hereof;

                  (f) A schedule setting forth any material contracts required to be provided or matters to be disclosed pursuant to Section 2.10 hereof; and

                  (g) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the TELS Schedules by Sections 2.01 through 2.17.

TELS shall cause the TELS Schedules and the instruments delivered to Strategic hereunder to be updated after the date hereof up to and including the Closing Date. Such updated TELS Schedules, certified in the same manner as the original TELS Schedules, shall be delivered prior to and as a condition precedent to the obligation of Strategic to close the transactions contemplated by this Agreement.

                                   ARTICLE III
             REPRESENTATIONS, COVENANTS, AND WARRANTIES OF STRATEGIC

         As an inducement to, and to obtain the reliance of, TELS and Merger Co., Strategic represents and warrants as follows:

         3.01 Organization. Strategic is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the business, operations, properties, assets or condition of Strategic. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Strategic's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

         3.02 Approval of Agreement. Strategic has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaw, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated, subject to approval by the Strategic Shareholders. The board of directors of Strategic have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to compliance with state and federal corporate and securities laws.

         3.03 Capitalization. The authorized capitalization of Strategic consists of 50,000,000 shares of common stock, par value $0.01, of which 18,500,133 shares are issued and outstanding. All issued and outstanding shares of Strategic are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other payments or distributions due or payable with respect to any of the shares of capital stock of Strategic.

         3.04 Financial Statements.

                  (a) Included in Schedule 3.04 are the unaudited balance sheets of Strategic as of September 30, 2001 and June 30, 2002, and the related unaudited statements of operations and cash flows for the nine months ended June 30, 2002. As provided in Section 6.09 herein, prior to Closing Strategic shall deliver to TELS audited financial statements of Strategic for the year ended September 30, 2001.

                  (b) The financial statements delivered pursuant to Section 3.04(a), and to be delivered pursuant to Section 6.09, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statements of Strategic present fairly in all material aspects, as of their respective dates, the financial condition of Strategic. Strategic did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Strategic, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Strategic as of their respective dates and for the respective periods covered thereby.

                  (c) Strategic has filed all tax returns required to be filed by it from inception to the Closing Date. Strategic has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the audited balance sheet of Strategic, except to the extent reflected on such balance sheet and adequately provided for therein, which are not yet due and payable. Proper and accurate amounts of taxes have been withheld by or on behalf of Strategic with respect to all material compensation paid to employees of Strategic for all periods ending on or before the date hereof, and all deposits required with respect to compensation paid to such employees have been made, in compliance with the provisions of all applicable federal, state, and local tax and other laws. Strategic has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on Strategic, its financial condition, its business as presently conducted or proposed to be conducted, or any of its properties or material assets. None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. There are no tax liens upon any of the assets of Strategic. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Strategic.

                  (d) The books and records, financial and otherwise, of Strategic are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of Strategic. Strategic has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

         3.05 Outstanding Warrants and Options. Strategic has no outstanding options, warrants, calls or awards of any nature relating to the authorized and unissued Strategic Shares.

         3.06 Information. The information concerning Strategic set forth in this Agreement and in the schedules delivered by Strategic pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Strategic shall cause the schedules delivered by Strategic pursuant hereto to TELS hereunder to be updated after the date hereof up to and including the Closing Date.

         3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement since June 30, 2002:

                  (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Strategic or (ii) any damage, destruction, or loss to Strategic (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of Strategic.

                  (b) Strategic has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to its stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Strategic; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) established any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

                  (c) Strategic has not (i) granted or agreed to grant any options, warrants, or other rights for its Shares, bonds, or other securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Strategic balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Strategic; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other company securities including debentures (whether authorized and unissued or held as treasury shares); and

                  (d) To the best knowledge of Strategic, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Strategic.

         3.08 Title and Related Matters. Except as provided herein or disclosed in the Strategic balance sheet and the notes thereto, Strategic has good and marketable title to all of its properties, inventory, interests in properties, and assets, which are reflected in the most recent Strategic balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties.

         3.09 Litigation and Proceedings. Except as otherwise disclosed in the Strategic Schedules, there are no material actions, suits, or proceedings pending or, to the knowledge of Strategic, threatened by or against Strategic or adversely affecting Strategic, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Strategic does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

         3.10 Contracts. Except as included or described in Schedule 3.10:

                  (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Strategic is a party by which it or any of the properties of Strategic are bound;

                  (b) All contracts, agreements, franchises, license agreements, and other commitments to which Strategic is a party or by which its properties are bound and which are material to the operations or financial condition of Strategic are valid and enforceable by Strategic in all material respects;

                  (c) Strategic is not a party to or bound by, and its properties are not subject to, any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Strategic can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of Strategic; and

                  (d) Strategic is not a party to any oral or written (i) contract for the employment of any officer, director, or employee which is not terminable on 30 days (or less) notice; (ii) profit-sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money;
         (iv) guarantee of any obligation, other than one on which Strategic is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Strategic or any subsidiary; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

         3.11 Material Contract Defaults. Strategic is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Strategic, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Strategic has not taken adequate steps to prevent such a default from occurring.

         3.12  No  Conflict  With  Other  Instruments.  The  execution  of  this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Strategic is a party or to which any of its properties or operations are subject.

         3.13 Compliance With Laws and Regulations. Strategic has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Strategic or except to the extent that noncompliance would not result in the occurrence of any material liability for Strategic. To the best knowledge of Strategic, the consummation of the transactions contemplated by this Agreement will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

         3.14 Governmental Authorizations. Strategic has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Strategic of this Agreement and the consummation by Strategic of the transactions contemplated hereby.

         3.15 Subsidiaries and Predecessors. Except as set forth in Schedule 3.15, Strategic does not own, beneficially or of record, any equity securities in any other entity. Strategic does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

         3.16 Insurance. The insurable properties of Strategic are insured for not less than 80% of their replacement value with insurers of recognized financial standing.

         3.17 Employee Relations. Strategic has complied in respect of its business in all material respects with all applicable laws, rules, and regulations that relate to prices, wages, hours, harassment, disabled access, and discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Strategic has no outstanding liabilities or obligations with respect to any employee benefit or retirement plan. Strategic believes that its relationship with its employees is satisfactory.

         3.18 Strategic Schedules. Strategic has delivered to TELS the following schedules, which are collectively referred to as the "Strategic Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and TELS as of such date, all certified by the chief executive officer of Strategic as complete, true, and accurate:

                  (a)  A  schedule   including   copies  of  its   articles   of
         incorporation and bylaws and all amendments thereto in effect as of the date of this Agreement;

                  (b) A schedule containing copies of resolutions adopted by the directors of Strategic approving this Agreement and the transactions herein contemplated as referred to in Section 3.02 (copies of resolutions of adopted by the Strategic shareholders approving this Agreement will be delivered at or prior to Closing);

                  (c) A schedule setting forth the financial statements required pursuant to Section 3.04 (a) hereof;

                  (d) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Strategic since the most recent Strategic balance sheet, required to be provided pursuant to Section 3.07 hereof;

                  (e) A schedule setting forth any material contracts required to be provided or matters to be disclosed pursuant to Section 3.10 hereof; and

                  (f) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Strategic Schedules by Sections 3.01 through 3.17.

Strategic shall cause the Strategic Schedules and the instruments delivered to TELS hereunder to be updated after the date hereof up to and including the Closing Date. Such updated Strategic Schedules, certified in the same manner as the original Strategic Schedules, shall be delivered prior to and as a condition precedent to the obligation of TELS to close the transactions contemplated by this Agreement.

                                   ARTICLE IV
                CONDITIONS PRECEDENT TO OBLIGATIONS OF STRATEGIC

         Strategic shall be bound by the terms and conditions of this Agreement provided the following conditions are complied with and satisfied by TELS at or before the Closing Date:

         4.01 Accuracy of Representations. The representations and warranties made by TELS in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and TELS shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by TELS prior to or at the Closing. Strategic shall be furnished with certificates, signed by duly authorized officers of TELS and dated the Closing Date, to the foregoing effect.

         4.02 Officer's Certificates. Strategic shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of TELS and Merger Co. to the effect that to such officers' best knowledge, no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of TELS or Merger Co. threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and TELS's and Merger Co.'s own documents and information, the certificate shall represent, to the best knowledge of the officers, that:

                  (a) This Agreement has been duly approved by TELS' and Merger Co.'s boards of directors, and by the sole shareholder of Merger Co.; approval of this Agreement by the TELS' shareholders is not required; and this Agreement has been duly executed and delivered in the name and on behalf of TELS and Merger Co. by their duly authorized officers pursuant to, and in compliance with, authority granted by the boards of directors of TELS and Merger Co. pursuant to unanimous written consents;

                  (b) Except as provided or permitted herein, there have been no material adverse changes in TELS or Merger Co. up to and including the date of the certificate;

                  (c) All conditions required by this Agreement have been met, satisfied, or performed by TELS and Merger Co., as appropriate;

                  (d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by TELS or Merger Co. have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

                  (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against TELS or Merger Co., wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of TELS or Merger Co., the operation of TELS or Merger Co., or the acquisition and reorganization contemplated herein, or any agreement or instrument by which TELS or Merger Co. is bound or in any way contests the existence of TELS or Merger Co.

         4.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of TELS or Merger Co., nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of TELS or Merger Co.

         4.04 Good Standing. Strategic shall have received a certificate of good standing from the Utah Division of Corporations and Commercial Code, dated as of the date within five days prior to the Closing Date, certifying that TELS is in good standing as a corporation in the State of Utah, and a certificate of good standing from the secretary of state of Minnesota, dated as of the date within five days prior to the Closing Date, certifying that Merger Co. is in good standing as a corporation in the State of Minnesota.

         4.05  TELS   Financial   Condition.   Strategic   shall  have  received
satisfactory evidence of TELS compliance with the requirements of Section 6.10 with respect to the financial condition of TELS.

         4.06 Stock Price. The average bid price per share of TELS common stock on the OTC Bulletin Board for the five trading days prior to Closing shall have been at least $0.35.

         4.07 Other Items. Strategic shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Strategic may reasonably request.


                                    ARTICLE V
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF TELS

         The obligations of TELS under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         5.01 Accuracy of Representations. The representations and warranties made by Strategic in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Strategic shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Strategic prior to or at the Closing. TELS shall be furnished with a certificate, signed by a duly authorized officer of Strategic and dated the Closing Date, to the foregoing effect.

         5.02 Officer's Certificates. TELS shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of Strategic to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Strategic, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Strategic's own documents, the certificate shall represent, to the best knowledge of the officer, that:

                  (a) This agreement has been duly approved by Strategic's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Strategic by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Strategic pursuant to a unanimous consent;

                  (b) Except as provided or permitted herein, there have been no material adverse changes in Strategic up to and including the date of the certificate;

                  (c) All conditions required by this Agreement have been met, satisfied, or performed by Strategic;

                  (d) All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Strategic have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

                  (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Strategic, wherein an unfavorable decision, ruling, or finding would have a material adverse affect on the financial condition of Strategic, the operation of Strategic, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Strategic is bound or would in any way contest the existence of Strategic.

         5.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Strategic, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Strategic.

         5.04 Good Standing. TELS shall have received a certificate of good standing from the secretary of state of Minnesota, dated as of a date with five days prior to the Closing Date, certifying that Strategic is in good standing as a corporation in the State of Minnesota.

         5.05 Strategic Financial Statements. TELS shall have received the audited financial statements of Strategic described in Section 6.09 and the audited balance sheet at September 30, 2001 shall not indicate any adverse change from the information contained in the unaudited balance sheet of the same date described in Section 3.04(a).

         5.06 Stock Price. The average bid price per share of TELS common stock on the OTC Bulletin Board for the five trading days prior to Closing shall have been at least $0.35.

         5.07 Other Items. TELS shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as TELS may reasonably request.

                                   ARTICLE VI
                                SPECIAL COVENANTS

         6.01     Activities of TELS and Strategic

                  (a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by TELS and Strategic pursuant hereto or as permitted or contemplated by this Agreement, TELS, Merger Co., and Strategic will each:

                           (i) Carry on its business in  substantially  the same
                  manner as it has heretofore;

                           (ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                           (iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                           (iv) Use its best  efforts to maintain  and  preserve
                  its business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

                           (v) Duly and  timely  file  for all  taxable  periods
                  ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to be paid, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date.; and

                           (vi) Fully  comply with and  perform in all  material
                  respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

                  (b) From and after the date of this Agreement and except as provided herein until the Closing Date, each of TELS, Merger Co., and Strategic will not:

                           (i) Make any change in its articles of  incorporation
                  or bylaws or effect any recapitalization;

                           (ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

                           (iii) Enter into any agreement for the sale of Strategic, TELS or Merger Co.'s securities without the prior written approval of the other parties.

         6.02 Access to Properties and Records. Until the Closing Date, Strategic, TELS, and Merger Co. will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Strategic or TELS and will furnish the other party with such additional financial and other information as to the business and properties of Strategic or TELS as each party shall from time to time reasonably request.

         6.03 Indemnification by Strategic. Strategic will indemnify and hold harmless TELS, Merger Co. and their respective directors and officers, and each person, if any, who controls TELS or Merger Co. within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Strategic expressly for use therein. The indemnity agreement contained in this
Section 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of TELS or Merger Co. and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

         6.04. Indemnification by TELS. TELS will indemnify and hold harmless Strategic, and its directors and officers, and each person, if any, who controls Strategic within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by TELS expressly for use therein. The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Strategic and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

         6.05 The Acquisition of TELS Common Stock. TELS and Strategic understand and agree that the consummation of this Agreement including the issuance of the TELS Common Stock to Strategic in exchange for the Strategic Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. TELS and Strategic agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

                  (a) In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, each shareholder of Strategic shall execute and deliver to TELS an investment representation letter in substantially the same form as that attached hereto as Exhibit "A."

                  (b) In connection with the transaction contemplated by this Agreement, Strategic and TELS shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of Strategic reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

                  (c) In order to more fully document reliance on the exemptions as provided herein, Strategic, the shareholders of Strategic, and TELS shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as TELS or Strategic and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

         6.06 Securities Filings. TELS shall be responsible for the preparation of a Form D and its filing with the Securities and Exchange Commission and Strategic will be responsible for any and all filings in any jurisdiction where its shareholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

         6.07 Sales of Securities Under Rule 144, If Applicable.

                  (a) TELS will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by rule 144 as it is from time to time amended.

                  (b) Upon being informed in writing by any person holding restricted stock of TELS as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), TELS will certify in writing to such person that it is compliance with rule 144 current public information requirement to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.

                  (c) If any certificate  representing any such restricted stock is presented to TELS's transfer agent for registration or transfer in connection with any sales theretofore made under rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to TELS and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, TELS will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of rule 144, as the case may be, free of any related stop transfer order or restrictive legend. The provisions of this Section 6.08 shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of two years.

         6.08 New Board of Directors and Officers. Upon closing of the transactions contemplated by this Agreement, the current directors and officers of TELS shall resign, seriatim, and the persons designated by Strategic shall be appointed to fill the vacancies created thereby, subject to the approval of the suitability and qualifications of such nominees by TELS's board of directors.

         6.09 Strategic Audited Financial Statements. Prior to Closing, Strategic shall cause to be prepared and delivered to TELS an audited balance sheet of Strategic at September 30, 2001 together with audited statements of income, stockholders' equity, and cash flows for the periods then ended, and the opinion of Strategic's independent certified public accountants with respect thereto. All such financial statements of Strategic shall be prepared in accordance with generally accepted accounting principles and shall present fairly as of their respective dates the financial condition of Strategic. The balance sheet as of September 30, 2001 included in the audited financial statements shall not indicate any material adverse change in the financial position of Strategic from the information set forth in the unaudited balance sheet of the same date referred to Section 3.04(a). Prior to Closing, Strategic shall also provide TELS with an unaudited statement of operations for the month ended July 31, 2002, which statement shall reflect net income after taxes in the amount of approximately $20,000.

         6.10 Strategic Stockholder Approval. Strategic shall have obtained approval of this Agreement by the Strategic stockholders in accordance with the requirements of Minnesota law. Strategic has entered into written agreements with certain shareholders of Strategic who hold a majority of Strategic's issued and outstanding shares of common stock, pursuant to which such persons have agreed to vote all shares of Strategic common stock held by them in favor of the approval of this Agreement.

         6.11 Financial Condition of TELS/Cancellation of Contracts. TELS shall take such actions as may be required so that at the Closing Date, TELS has no assets and no liabilities (direct or indirect, absolute or contingent) and is not a party to any contract or agreement. In connection therewith, TELS shall take such steps as may be required to: (i) cause all its outstanding liabilities to cancelled or assumed by third parties; and (ii) terminate the employment agreement with John Gunter with no obligation or liability to TELS in connection therewith.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.01 Brokers. TELS and Strategic agree that they are not obligated to pay any finders or brokers for bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement, except that Strategic has agreed that following consummation of the Merger, it will cause TELS to register for resale under the Securities Act the TELS shares to be received in the Merger by Dennis Postma, Ann Postma, Keith Rowland, Jane Rowland and Brewster Diversified Services, Inc., and the principal shareholder of TELS has personally agreed to pay a success fee to Dennis Postma. Except for the foregoing, TELS and Strategic each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

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

         7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income tax purposes.

         7.03 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Utah.

         7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

         If to TELS, to:                     If to Strategic, to:

         John L. Gunter                      Ronald G. Wolfbauer, Jr.
         Chairman and President              President
         TELS Corporation                    Strategic Futures and Options, Inc.
         705 East Main Street                1750 Yankee Doodle Road
         American Fork, Utah 84003           Eagan, MN 55121

         With a copy to:                     With a copy to:

         Gregory E. Lindley, Esq.            Mark N. Schneider, Esq.
         Ray, Quinney & Nebeker              Mark N. Schneider, A Prof. Corp.
         36 South State Street, Suite 1400   265 E. 100 S., Suite 250
         Salt Lake City, UT 84111            Salt Lake City, UT 84102

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

         7.05 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         7.06 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by TELS or Strategic such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

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

         7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

         7.08 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year from the Closing Date, unless otherwise provided herein.

         7.09   Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         7.11 Public Statements. Subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), the Parties shall consult with one another, and use reasonable best efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the Merger and in making any filings with any federal or state governmental or regulatory agency or with any securities exchange with respect thereto.


             [The balance of this page is left blank intentionally.]

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

TELS CORPORATION,                        STRATEGIC FUTURES AND OPTIONS, INC.,
A Utah corporation                       a Minnesota corporation


By:   /s/ John L. Gunter                 By: /s/ Ronald G. Wolfbauer, Jr.
    -------------------------------         ------------------------------------
     John L. Gunter, Chairman               Ronald G. Wolfbauer, Jr., President
     and President

TELS MERGER CO.,
a Utah corporation


By:   /s/ John L. Gunter
    -------------------------------
     John L. Gunter, President

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